
                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                                  REXEL, INC.

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $1.00 per share (the "Shares") of Rexel, Inc., a New
York corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach IBJ Schroder Bank & Trust
Company (the "Depositary") at or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section
3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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
          By Mail:                    By Facsimile Transmission:        By Hand or Overnight Delivery:
        P. O. Box 84              (For Eligible Institutions Only)              1 State Street
    Bowling Green Station                  (212) 858-2611                  New York, New York 10004
New York, New York 10274-0084          Attn.: Reorganization Dept.        Attn.: Reorganization Dept.
  Attn.: Reorganization Dept.                                           Securities Processing Window SC-1

        Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                (212) 858-2103

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to International Technical Distributors, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 23, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase, each as amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Number of Shares: _________________________ Name(s) of Record Holder(s):
                                            ___________________________________________
Share Certificate Numbers (if available):   ___________________________________________
___________________________________________            Please Type or Print
___________________________________________ Address(es)________________________________
                                            ___________________________________________
                                            ___________________________________________
If Shares will be delivered by book-entry
 transfer,                                                                     Zip Code
check one box:
                                            Area Code and Telephone Number:____________
[_] The Depository Trust Company            ___________________________________________
[_] Philadelphia Depository Trust Company
                                            ___________________________________________
                                            ___________________________________________
Account Number_____________________________ ___________________________________________
                                                           Signature(s)
                                            Dated:_______________________________, 1997
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a recognized member of a Medallion Signature Guarantee Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or, in the case of book-entry, an Agent's Message (as defined in the Offer to Purchase) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) trading days (as defined in the Offer to Purchase) after the date of execution hereof.

  THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

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
Name of Firm:______________________________ ___________________________________________
                                                       Authorized Signature
Address:___________________________________ Name:______________________________________
                                                       Please Type or Print
___________________________________________
                                   Zip Code Title:_____________________________________
Area Code and
Telephone Number:__________________________ Dated:_______________________________, 1997
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF
      TRANSMITTAL.

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